                                  EXHIBIT 4.2

                 WAIVER AND AMENDMENT DATED AS OF MAY 31, 1996
              TO NOTE PURCHASE AGREEMENT DATED AS OF JUNE 13, 1996
                            BY AND AMONG THE COMPANY
                         AND THE LENDERS NAMED THEREIN

                                  RHODES, INC.
                              4370 PEACHTREE ROAD
                             ATLANTA, GEORGIA 30319

    JOEL H. DUGAN
 SENIOR VICE PRESIDENT                                 DIRECT: 404/264-4622
FINANCE & ADMINISTRATION                                  FAX: 404/364-3970


                                  July 2, 1996

VIA TELEFAX
212 969 1529

Alliance Corporate Finance Group, Incorporated
1345 Avenue of the Americas
New York, NY 10105

ATTN: Peter Gummeson

RE: Note Purchase Agreement, Dated as of June 17, 1993, as Amended, Among Rhodes, Inc., You and the Other Purchasers Named Therein (the "Agreement")

Dear Mr. Gummeson:

     Financial statements for the first quarter ending May 31, 1996 were released on June 28, 1996 by press release, a copy of which is attached. The statements reflect a quarterly loss, the first since Rhodes became a public company on June 18, 1993. The loss was caused by liquidating inventories that came with the recent acquisitions of Weberg and Glick's. The core stores of Rhodes would have had a small profit without the acquisitions.

     Under the Agreement the Fixed Charge Coverage Ratio test (Section 8.2) increased from 1.90 to 2.25 on May 31, 1996. Rhodes' Fixed Charge Coverage for the four quarters ended May 31, 1996, achieved a ratio of 2.00, sufficient to meet the previous requirement of 1.90 but not enough to meet the new requirement of 2.25. Also, if the third quarter fiscal 1996 non-cash charge of $2.4 million to reserve for the name changes and store closings are added back, the May 31, 1996 ratio improves to 2.16.

     Our calculations indicate that the first quarter loss this year will adversely affect the covenant calculations through the third quarter this year, ending on November 30, 1996; therefore we request that Fixed Charge Coverage Ratio covenants be modified effective May 31, 1996 from 2.25 as follows:

              May 31, 1996             1.90
              August 31, 1996          1.70
              November 30, 1996        1.90
              February 28, 1997        2.25
              Thereafter               2.25

     We do not expect to request relief on any other covenants and the quarterly covenant calculations for May 31, 1996 are attached.

     We request your approval as soon as practical so that we may file our Form 10-Q with the SEC on July 14, 1996 without a default disclosure.

     If you are agreeable to this request, kindly countersign below in the spaces provided. When sufficient of your signatures are received, the waiver and amendment will be effective retroactive to May 31, 1996.


                                            Very truly yours,


                                            /s/Joel H. Dugan
                                            Joel H. Dugan


JHD:eeg

Enclosures


Approved:

Alliance Corporate Finance Group
[The Equitable Private Income
     and Equity Partnership II, L.P.]

/s/ Peter Gummeson
- -------------------------

By: Peter Gummeson
- -------------------------

Title: Investment Officer
      -------------------

                                  RHODES, INC.
                              4370 PEACHTREE ROAD
                             ATLANTA, GEORGIA 30319

    JOEL H. DUGAN
 SENIOR VICE PRESIDENT                                 DIRECT: 404/264-4622
FINANCE & ADMINISTRATION                                  FAX: 404/364-3970


                                  July 2, 1996


VIA TELEFAX
206 516 4841

G N A Corp.
601 Union Street
Suite 1500
2 Union Square
Seattle, WA 98101 2336

ATTN: Ms. Tami Hendrickson

RE: Note Purchase Agreement, Dated June 17, 1993, as Amended, Among Rhodes, Inc., You and the Other Purchasers Named Therein (the "Agreement")

Dear Ms. Hendrickson:

     Financial statements for the first quarter ending May 31, 1996 were released on June 28, 1996 by press release, a copy of which is attached. The statements reflect a quarterly loss, the first since Rhodes became a public company on June 18, 1993. The loss was caused by liquidating inventories that came with the recent acquisitions of Weberg and Glick's. The core stores of Rhodes would have had a small profit without the acquisitions.

     Under the Agreement the Fixed Charge Coverage Ratio test (Section 8.2) increased from 1.90 to 2.25 on May 31, 1996. Rhodes' Fixed Charge Coverage for the four quarters ended May 31, 1996, achieved a ratio of 2.00, sufficient to meet the previous requirement of 1.90 but not enough to meet the new requirement of 2.25. Also, if the third quarter fiscal 1996 non-cash charge of $2.4 million to reserve for the name changes and store closings are added back, the May 31, 1996 ratio improves to 2.16.

     Our calculations indicate that the first quarter loss this year will adversely affect the covenant calculations through the third quarter this year, ending on November 30, 1996; therefore we request that Fixed Charge Coverage Ratio covenants be modified effective May 31, 1996 from 2.25 as follows:

              May 31, 1996             1.90
              August 31, 1996          1.70
              November 30, 1996        1.90
              February 28, 1997        2.25
              Thereafter               2.25

     We do not expect to request relief on any other covenants and the quarterly covenant calculations for May 31, 1996 are attached.

     We request your approval as soon as practical so that we may file our Form 10-Q with the SEC on July 14, 1996 without a default disclosure.

     If you are agreeable to this request, kindly countersign below in the spaces provided. When sufficient of your signatures are received, the waiver and amendment will be effective retroactive to May 31, 1996.

                                          Very truly yours,


                                          /s/ Joel H. Dugan
                                          Joel H. Dugan


JHD:eeg

Enclosures


Approved:

G N A Corp.

LIFE OF VIRGINIA
- ----------------

/s/ Charles Kaminski
- --------------------

By: Charles Kaminski

Title: Senior Vice President
       ---------------------

                                  RHODES, INC.
                              4370 PEACHTREE ROAD
                             ATLANTA, GEORGIA 30319

    JOEL H. DUGAN
 SENIOR VICE PRESIDENT                                 DIRECT: 404/264-4622
FINANCE & ADMINISTRATION                                  FAX: 404/364-3970


                                  July 2, 1996



VIA TELEFAX
205 868 3609

Protective Life Insurance Company
2801 Highway 280 South
Birmingham, AL 35223

ATTN: Mr. Richard Beilen

RE: Note Purchase Agreement, Dated June 17, 1993, as Amended, Among Rhodes, Inc., You and the Other Purchasers Named Therein (the "Agreement")

Dear Mr. Beilen:

     Financial statements for the first quarter ending May 31, 1996 were released on June 28, 1996 by press release, a copy of which is attached. The statements reflect a quarterly loss, the first since Rhodes became a public company on June 18, 1993. The loss was caused by liquidating inventories that came with the recent acquisitions of Weberg and Glick's. The core stores of Rhodes would have had a small profit without the acquisitions.

     Under the Agreement the Fixed Charge Coverage Ratio test (Section 8.2) increased from 1.90 to 2.25 on May 31, 1996. Rhodes' Fixed Charge Coverage for the four quarters ended May 31, 1996, achieved a ratio of 2.00, sufficient to meet the previous requirement of 1.90 but not enough to meet the new requirement of 2.25. Also, if the third quarter fiscal 1996 non-cash charge of $2.4 million to reserve for the name changes and store closings are added back, the May 31, 1996 ratio improves to 2.16.

     Our calculations indicate that the first quarter loss this year will adversely affect the covenant calculations through the third quarter this year, ending on November 30, 1996; therefore we request that Fixed Charge Coverage Ratio covenants be modified effective May 31, 1996 from 2.25 as follows:

              May 31, 1996             1.90
              August 31, 1996          1.70
              November 30, 1996        1.90
              February 28, 1997        2.25
              Thereafter               2.25

     We do not expect to request relief on any other covenants and the quarterly covenant calculations for May 31, 1996 are attached.

     We request your approval as soon as practical so that we may file our Form 10-Q with the SEC on July 14, 1996 without a default disclosure.

     If you are agreeable to this request, kindly countersign below in the spaces provided. When sufficient of your signatures are received, the waiver and amendment will be effective retroactive to May 31, 1996.

                                      Very truly yours,


                                      /s/ Joel H. Dugan
                                      Joel H. Dugan


JHD:eeg

Enclosures


Approved:

Protective Life Insurance Company

/s/ Richard Beilen
- -----------------------------------

By: Richard Beilen
    -------------------------------
Title:
      -----------------------------

                                  RHODES, INC.
                              4370 PEACHTREE ROAD
                             ATLANTA, GEORGIA 30319

    JOEL H. DUGAN
 SENIOR VICE PRESIDENT                                 DIRECT: 404/264-4622
FINANCE & ADMINISTRATION                                  FAX: 404/364-3970


                                  July 2, 1996


VIA TELEFAX
310 772 6030

Sun Life Insurance Center of America
One Sun America Center
Los Angles, CA 90067

ATTN: Kevin Buckle

RE: Note Purchase Agreement, Dated June 17, 1993, as Amended, Among Rhodes, Inc., You and the Other Purchasers Named Therein (the "Agreement")

Dear Mr. Buckle:

     Financial statements for the first quarter ending May 31, 1996 were released on June 28, 1996 by press release, a copy of which is attached. The statements reflect a quarterly loss, the first since Rhodes became a public company on June 18, 1993. The loss was caused by liquidating inventories that came with the recent acquisitions of Weberg and Glick's. The core stores of Rhodes would have had a small profit without the acquisitions.

      Under the Agreement the Fixed Charge Coverage Ratio test (Section 8.2) increased from 1.90 to 2.25 on May 31, 1996. Rhodes' Fixed Charge Coverage for the four quarters ended May 31, 1996, achieved a ratio of 2.00, sufficient to meet the previous requirement of 1.90 but not enough to meet the new requirement of 2.25. Also, if the third quarter fiscal 1996 non-cash charge of $2.4 million to reserve for the name changes and store closings are added back, the May 31, 1996 ratio improves to 2.16.

     Our calculations indicate that the first quarter loss this year will adversely affect the covenant calculations through the third quarter this year, ending on November 30, 1996; therefore we request that Fixed Charge Coverage Ratio covenants be modified effective May 31, 1996 from 2.25 as follows:


              May 31, 1996             1.90
              August 31, 1996          1.70
              November 30, 1996        1.90
              February 28, 1997        2.25
              Thereafter               2.25

     We do not expect to request relief on any other covenants and the quarterly covenant calculations for May 31, 1996 are attached.

     We request your approval as soon as practical so that we may file our Form 10-Q with the SEC on July 14, 1996 without a default disclosure.

     If you are agreeable to this request, kindly countersign below in the spaces provided. When sufficient of your signatures are received, the waiver and amendment will be effective retroactive to May 31, 1996.

                                       Very truly yours,


                                       /s/ Joel H. Dugan
                                       Joel H. Dugan


JHD:eeg

Enclosures


Approved:

SunAmerica Life Insurance Company
fka Sun Life Insurance Company of America

/s/ Kevin J. Buckle
- -------------------------

By: Kevin J. Buckle
    ---------------------

Title: Authorized Agent
       ------------------